                                                                    EXHIBIT 10.1

  *Certain information in this document has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                 BRAVO COMPANY
                              1111 STEWART AVENUE
                           BETHPAGE, NEW YORK 11714


Salon.com
706 Mission Street, 2/nd/ Floor
San Francisco, CA 94103

Ladies and Gentlemen:

         This letter shall confirm the terms of the agreement (the "Agreement")
                                                                    ---------
between Bravo Company ("Bravo") and Salon.com ("Salon") (Bravo and Salon may be
                        -----                   -----
referred to as "Party") for the licensing of Content on Websites (as defined
                -----
below) Controlled (as defined below) Bravo or Salon and for the sale of advertising on on-line sites Controlled by Bravo or Salon, respectively.

         For the purposes of this Agreement, a "Website" is defined as a site
                                                -------
with pages hosted at a particular URL address which is accessed generally by the public without charge, such as www.salon.com and "Controlled" shall mean the
                               -------------      ----------
Website is operated by or its operations is controlled by Salon or its Affiliates ("Salon Controlled Websites") or Bravo or its Affiliates ("Bravo
             -------------------------                                -----
Controlled Websites"). A co-branded Website is not considered Controlled by a
-------------------
Party. If a Website ceases to be Controlled by a Party, the licenses in this Agreement shall terminate with respect to such Website sixty (60) days after such Control terminates. "Affiliates" shall mean companies which are controlled
                          ----------
by a particular company. For these purposes, "control" shall mean the ability,
                                              -------
directly or indirectly, to vote fifty percent (50%) or more of the shares or interests which elect the management of an entity. "Content" shall mean the
                                                    -------
articles, audio or video on a Website, but shall not include advertisements, chat room contributions or other material not displayed to the public in general on a Website. "Term" and "Promotional Period" are defined in Section 6.
               ----

1.       Rights Granted.
         --------------

         (a) Subject to any limitations imposed on Content licensed by third parties to Bravo, Bravo grants to Salon during the Term a non-exclusive, worldwide, royalty-free license, with the right to sublicense to Salon Affiliates on the same terms, the right to reproduce, distribute, publicly display, publicly perform and modify solely for editorial purposes on Salon Controlled Websites (i) Content on the Bravotv.com Website or any other Website Controlled by Bravo or its Affiliates, (ii) which is requested by Salon for use in connection with a particular related story or related feature on the Salon.com Website or any other Salon Controlled Website and (iii) which Bravo agrees to provide, which agreement shall not be unreasonably withheld.

         (b) Subject to any limitations imposed on Content licensed by third parties to Salon, Salon grants to Bravo during the Term a non-exclusive, worldwide, royalty-free license, with the right to sublicense to Bravo Affiliates on the same terms, the right to reproduce, distribute, publicly display, publicly perform and modify solely for editorial purposes on Bravo Controlled Websites (i) Content on Salon.com or a Salon Controlled Website, (ii) which is requested by Bravo for use in connection with a particular related story or related feature on Bravotv.com or any other Bravo Controlled Website and (iii) which Salon agrees to provide, which agreement shall not be unreasonably withheld.

         (c) Subject to any limitations imposed on Content licensed by third parties to Salon, Salon grants to Bravo during the Promotional Period, a non-exclusive, worldwide, royalty-free license with the right to sublicense to BC Affiliates on the same terms to reproduce, distribute, publicly perform, publicly display and modify solely for editorial purposes on the Bravo pay television network as it exists on the

Effective Date or a television programming service operated by a BC Affiliate on the Effective Date Content in the form of interstitial promotional advertisements. "BC Affiliates" shall mean a company or entity controlled by,
                 -------------
controlling or under common control with Bravo; "control" shall mean the right
                                                 -------
to vote, directly or indirectly, more than fifty percent (50%) of the shares or voting interests of the board of directors or management of such entity. The scope of the license may change upon sixty (60) days prior written notice by Bravo to Salon if Bravo extends its distribution methods: Salon may give notice to Bravo during such period of any Content which may not be licensed in the new channels of distribution and the license for such Content shall not be extended to new channels of distribution. To the extent Bravo or any of the BC Affiliates uses Content from Salon Controlled Websites in connection with making available such promotional inventory, Bravo or such BC Affiliate shall have sole discretion over which Content is utilized, of how such Content is presented (including the right to edit and re-format such Content), subject to the rights of third parties and Salon's reasonable approval, and selection of distribution platforms (e.g., television, broadband, wireless).

         (d) Notwithstanding Paragraphs 1(a) and 1(b) hereof, neither Bravo nor Salon shall be required to provide to the other Party any Content on any of its Controlled Websites ("Supplying Party") which Bravo or Salon, as the case
                          ---------------
may be, does not have the right to make available for use on Websites not Controlled by such Party; provided that each of Bravo and Salon shall use all reasonable efforts to acquire the right to make Content on Websites Controlled by such Party available to the other Party ("Receiving Party") hereto as
                                             ---------------
contemplated by this Agreement. The Receiving Party shall have the right to edit, alter or modify Content received from the other Party hereunder unless the Supplying Party notifies the Receiving Party that the Supplying Party does not have the right to permit the Receiving Party to edit or modify such Content (in which event, upon the request of the Receiving Party, the Supplying Party shall use all reasonable efforts to acquire the right to permit such Content to be edited or modified as requested by the Receiving Party). Content made available pursuant to Paragraphs 1(a) and 1(b) hereof may be displayed on the Website Controlled by the Receiving Party in full or as a synopsys using the headline, the first few lines of the Content and by providing a link to the Supplying Party's Website for the balance of the Content.

         (e) Each of Bravo and Salon shall provide the other Party with password-encoded access to a separate server or FTP site created by the Supplying Party and containing the Content to be provided under Paragraphs 1(a) or 1(b) hereof. The Supplying Party shall make reasonable commercial efforts to make access to such FTP site available twenty-four (24) hours per day during each day of the year, but the Supplying Party shall not be responsible for lack of access due to problems with the Receiving Party's Internet Service Provider ("ISP"), the Supplying Party's third party web host or general Internet access
  ---
problems. Each Party shall consult with the other Party on a regular basis concerning the Content schedules on Websites Controlled by such Party and shall provide the other Party with such schedules as soon as they are finalized. Upon the request of a Receiving Party, the Supplying Party shall use all reasonable efforts to make available to the Receiving Party Content in electronic format within twenty-four (24) hours' receipt of a request by Receiving Party posting on the Receiving Party's Website.

         (f)   Trademarks.
               ----------

               (i) (A) During the term of this Agreement and subject to the terms and conditions of this Agreement, Salon hereby grants to Bravo, and Bravo hereby accepts, a nonexclusive, nontransferable, limited, royalty-free license, without the right to sublicense except to its Affiliates, to use the "Salon" trademark and logo ("Salon Trademarks") solely to identify the source of Content
                     ----------------
from Salon Controlled Websites and to market such Content in accordance with the terms of this Agreement.

                      (B) During the term of this Agreement and subject to the terms and conditions of this Agreement, Bravo hereby grants to Salon, and Salon hereby accepts, a nonexclusive, nontransferable, limited, royalty-free license, without the right to sublicense except to its Affiliates, to use the "Bravo" trademark and logo ("Bravo
                                                                  -----
Trademarks") solely to identify the source of Content from Bravo Controlled
----------
Websites and to market such Content in accordance with the terms of this Agreement.

                      (C) Except in instances when Bravo or any of its Affiliates uses Content supplied by Salon for delivering the promotional media contemplated by the Stock Purchase Agreement, the logo of the Supplying Party shall be featured immediately above or alongside the supplied Content with the words "Provided by" preceding the trademark and the Supplying Party's on-line site URL embedded and/or linked in such trademark.

               (ii) (A) The nature and quality of the Content publicly displayed or publicly performed by Bravo in connection with the Salon Trademarks shall conform to the standards set by Salon as evidenced by the Salon.com Website at the time. Bravo's use of the Salon Trademarks shall conform to any style guidelines which Salon may submit to Bravo from time to time. Bravo shall not physically alter the Salon Trademarks without Salon's prior written consent. Bravo will cooperate with Salon in facilitating its monitoring and control of the nature and quality of such Content, and supply Salon with specimens of use of the Salon Trademarks upon request. Bravo further agrees to (i) take all such actions as Salon may reasonably request to assist Salon in perfecting its rights, title and interest in the Salon Trademarks and the goodwill appurtenant thereto, and (ii) refrain from taking any actions which may dilute the Salon Trademarks and the goodwill appurtenant thereto.

                      (B) The nature and quality of the Content publicly performed or publicly displayed by Salon in connection with the Bravo Trademarks shall conform to the standards set by Bravo as evidenced by the Bravotv.com Website at such time. Salon's use of the Bravo Trademarks shall conform to any style guidelines which Bravo may submit to Salon from time to time. Salon shall not alter the Bravo Trademarks without Bravo's prior written consent. Salon will cooperate with Bravo in facilitating its monitoring and control of the nature and quality of such Content and supply Bravo with specimens of use of the Bravo Trademarks upon request. Salon further agrees to (i) take all such actions as Bravo may reasonably request to assist Bravo in perfecting its rights, title and interest in the Bravo Trademarks and the goodwill appurtenant thereto, and (ii) refrain from taking any actions which may dilute Bravo's Trademarks and the goodwill appurtenant thereto.

               (iii) (A) Bravo acknowledges and agrees that Salon is the sole and exclusive owner of the Salon Trademarks and the goodwill appurtenant thereto. Except as prohibited by law, Bravo agrees that it will not do anything inconsistent with such ownership either during the term of this Agreement or thereafter. Bravo agrees that use of the Salon Trademarks by Bravo shall inure to the benefit of and be solely on behalf of Salon. Bravo acknowledges that its utilization of the Salon Trademarks will not create or confer any right, title or interest in the Salon Trademarks in Bravo.

                      (B) Salon acknowledges and agrees that Bravo is the sole and exclusive owner of the Bravo Trademarks and the goodwill appurtenant thereto. Except as prohibited by law, Salon agrees that it will not do anything inconsistent with such ownership either during the term of this Agreement or thereafter. Salon agrees that use of the Bravo Trademarks by Salon shall inure to the benefit of and be solely on behalf of Bravo. Salon acknowledges that its utilization of the Bravo Trademarks will not create or confer any right, title or interest in the Bravo Trademarks in Salon.

               (iv) (A) Bravo agrees that it will not adopt or use as part or all of any corporate name, trade name, trademark, service mark or certification mark, any trademark or other mark confusingly similar to the Salon Trademarks. Bravo shall use the Salon Trademarks so that they create a separate and distinct impression from any other trademark that may be used by Bravo. Bravo agrees that it will not contest any Salon registration or application for any of the Salon Trademarks. Bravo shall comply with all applicable laws and regulations pertaining to the proper use and designation of the Salon Trademarks.

                      (B) Salon agrees that it will not adopt or use as part or all of any corporate name, trade name, trademark, service mark or certification mark, any trademark or other mark confusingly similar to the Bravo Trademarks. Salon shall use the Bravo Trademarks so that they create a separate and distinct impression from any other trademark that may be used by Salon. Salon agrees that it will not contest any Bravo registration or application for any of the Bravo Trademarks. Salon shall comply with all applicable laws and regulations pertaining to the proper use and designation of the Bravo Trademarks.



         2.    Representations and Warranties: Each of Bravo and Salon
               ------------------------------
represents and warrants to the other that:


         (a) All Content made available by the Supplying Party to the Receiving Party pursuant to Paragraph 1(a), 1(b) or 1(c) hereof, as the case may be, will be either original or licensed for use as provided in this Agreement by the person(s) or entity(ies) which have the right to grant such licenses.

         (b) The use of Content provided by the Supplying Party by the Receiving Party as permitted by this Agreement will not violate or infringe on any rights of any person or entity.

         (c) With respect to the non-dramatic public performance rights to any musical compositions contained in Content made available by a Supplying Party to the Receiving Party pursuant to Paragraph 1(a) or 1(b) hereof, as the case may be, such rights shall be (i) controlled by ASCAP, BMI or SESAC; (ii) controlled by the Supplying Party and not available from a performing rights society, in which case such rights are granted herein; or (iii) in the public domain in all jurisdictions.

         (d) Each Party has full right, power and authority to enter into this Agreement and to satisfy all of the obligations to be rendered and satisfied, respectively, by it hereunder, and there are no claims, facts or circumstances existing or pending which would prevent such Party's full performance of its obligations hereunder.

3.       Insurance: Throughout the period commencing on the date hereof and
         ---------
terminating no earlier than the expiration of this Agreement, each Party shall provide and maintain, in full force and effect, at its own cost and expense, a broadcaster's and advertiser's liability insurance (errors and omissions coverage) policy or policies that covers any and all claims arising out of or relating to (i) errors and omissions relating to media liability or (ii) the Content licensed to the Receiving Party under this Agreement. Such policy shall be in the amount of $1,000,000 for any one claim and $3,000,000 in the aggregate in each annual policy period. Each Party shall furnish the other with a certificate of insurance evidencing the existence of said insurance coverage, naming the other Party as an additional insured. No such policy may be cancelled or materially modified without the other Party's prior approval, such approval not to be unreasonably withheld.

4.       Indemnification.
         ---------------

         (a)   Each party ("Indemnifying Party") will defend, indemnify and hold
                            ------------------
harmless or, at its option, settle any claim or action brought against the other Party, its officers, directors, BC Affiliates and sublicensees ("Indemnified
                                                                 -----------
Party") to the extent that it is based upon a claim that the Content provided by
-----
the Indemnifying Party used within the scope of this Agreement violates the warranties in Section 2, and the Indemnifying Party will pay any costs, damages and reasonable attorney fees reasonably incurred by the Indemnified Party that are attributable to such claim which are assessed against the Indemnified Party in a final judgment and/or settlement. The Indemnified Party agrees that the Indemnifying Party shall be released from the foregoing obligation unless the Indemnified Party promptly notifies the Indemnifying

Party in writing of the claim, or notice of claim, and that the Indemnifying Party has sole and complete control of the defense and/or settlement of such claim and the full cooperation of the Indemnified Party therein. The foregoing states the Indemnifying Party's entire liability to the Indemnified Party with respect to infringement.

         (b) In the event of such infringement, the Indemnifying Party will at its sole option and expense either:

               (i) procure for the Indemnified Party the right to continue the use of the Indemnifying Party's Content;

               (ii) replace or modify the Indemnifying Party's Content to make its use non-infringing; or

               (iii) if, in the Indemnifying Party's reasonable opinion, neither (a) nor (b) above are commercially feasible, terminate the Indemnified Party's right to use the infringing Content.

         (c) The Indemnifying Party shall have no liability under this Section for any claim or action where such claim or action arises from, is the result of, or is in connection with:

               (i) any modification made to the Indemnifying Party's Content after delivery to the Indemnified Party;

               (ii) the Indemnified Party continues allegedly infringing activity after being informed of modifications that would have avoided the alleged infringement or after being informed that the license is terminated as provided in Section 4(b)(iii); or

               (iii) the Indemnified Party's use of the Indemnifying Party's Content is not strictly in accordance with the terms of this Agreement. The Indemnified Party will be liable for all damages, costs, expenses, settlements and attorneys' fees related to any claim of infringement arising as a result of (i)-(iii) of this Article.

         (d) If the Supplying Party reasonably believes that the Content supplied to the Receiving Party may violate the rights of a third party, it may notify the Receiving Party who agrees to promptly cease using such Content. So long as the Supplying Party indemnifies the Receiving Party as provided in this
Section 4 for all losses with respect to the period through thirty (30) days after the date of such notice to the Receiving Party, such breach of Section 2(b) shall not be considered a breach of this Agreement and such indemnity shall be the sole and exclusive remedy of the Receiving Party.

5.       Advertising Representation.
         --------------------------

         (a) For a period of two (2) years from the date hereof, Bravo appoints Salon as a non-exclusive advertising sales representative for the sale of advertising on Bravo Controlled Websites. For a period of two (2) years from the date hereof, Salon appoints Bravo as a non-exclusive sales representative on Salon Controlled Websites. Acting in the capacity of such representative, each of Salon and Bravo are sometimes hereinafter referred to in this Section 5 as a "Representative". Bravo shall have the right to delegate its rights and obligations as a Representative for Salon Controlled Websites under this Section 5 to Rainbow Advertising Sales Corporation ("Rainbow Ad Sales") so long as Rainbow Ad Sales is under common "control" (as defined in Section 1) with Bravo, provided that Bravo shall guarantee all actions or inaction of Rainbow Ad Sales which result in a breach by Rainbow Ad Sales of any such obligations so delegated. Advertising inventory on Controlled Websites shall be made available to the applicable Representative for sale hereunder in substantially the same manner and formats that such inventory is made available to all other advertising representatives for the Controlled Websites (including without limitation, in-house advertising representatives).

         (b) In consideration of the services of each Representative, each Representative shall receive a commission of [****]. "Net Advertising Revenue"
                                                      -----------------------
is defined as gross advertising revenue less applicable agency commissions received by the Party Controlling the Website in cash or barter (approved by the Party Controlling the Website in its sole discretion - the "Advertising Party")
                                                            -----------------
from sales of advertising made by such Representative pursuant to this Agreement; provided the Advertising Party may deduct from future commissions amounts to reflect failure to pay invoices or provide bartered services. The Advertising Party shall be responsible for invoicing all advertisers for which a Representative places advertising on Controlled Websites within ten (10) days after the end of each calendar month. Each Advertising Party shall remit any commissions payable hereunder to the applicable Representative within sixty (60) days of the invoice date. Within ten (10) days after the end of each calendar month, the Advertising Party shall supply the applicable Representative with copies of all invoices for sales of advertising made by such Representative.

         (c) Notwithstanding the termination or expiration of this Agreement, each of Bravo and Salon, as the case may be, shall continue to perform all advertising contracts sold by the applicable Representative prior to such termination or expiration and to pay all commissions due hereunder.

         (d) Each Representative shall provide to the Advertising Party a list of advertisers that such Representative proposes to solicit for the sale of advertising on the other's on-line sites. The Advertising Party, in each case, may, in its sole discretion, authorize the Representative to solicit any advertiser on the list, or decline to authorize the Representative to solicit any advertiser on the list. Each Representative shall solicit only those advertisers authorized by the Advertising Party. Each Representative shall comply with the policies, directions and specifications governing the sale, solicitation and/or exhibition of advertising or promotional material on the Website Controlled by the Advertising Party, of which the applicable Representative has been advised in writing. The Advertising Party shall have the right to reject advertisements which fail to comply with any such policies and directions. Each Representative shall not enter into any barter arrangements on behalf of the Advertising Party without prior written notice of all material terms and the express written consent of the Advertising Party. The Advertising Party shall provide the applicable Representative with the rate card applicable to advertising sales on its Websites, and each Representative shall notify and obtain the prior approval of the applicable Party of any reductions from such rate card other than those which are immaterial in nature.

         (e) Each Representative shall have access to any advertising sales materials created by the other Party in connection with such Party's on-line sites, at such Party's cost of creating such materials. Any sales and marketing materials created or proposed for use by each Representative in connection with the sale or marketing of advertising inventory hereunder shall be approved in advance by the Advertising Party such approval not to be unreasonably withheld.

6.       Term.
         ----

         (a) Except as otherwise provided in this Section 6, the term of the obligations in Sections 1(a), (b), (d) and (e), (f)(i) and (f)(ii) and all obligations relating thereto (except as provided in Section 8(n)) shall commence on the date hereof and shall continue through December 31, 2005 . The term may be extended by mutual agreement of the Parties. The Term of the licenses in
Section 1(c) and (f) shall commence on the date hereof and terminate upon December 31, 2009 unless extended as provided in the Stock Purchase Agreement of even date ("Promotional Period").
            ------------------

         (b) Subject to applicable law, either Party may terminate this Agreement immediately if the other Party ceases to carry on business as a going concern, makes a general assignment for the benefit of its creditors, or appoints a receiver or is a party to any proceeding under bankruptcy or insolvency legislation.


* Certain information in this page has been omitted and filed separately with the Commission. Confidential treatment has been requested to the omitted portions.

         (c) Either Party may terminate this Agreement if the other Party is in material breach of any of its obligations and such default is not remedied within thirty (30) days of receipt of written notice thereof; provided that if the breach is not a failure to pay money and is of such a nature that is cannot reasonably be cured within such thirty (30) day period, but it is curable and such Party in good faith begins efforts to cure it within such thirty (30) day period and continues diligently to do so, such Party shall have a reasonable additional period not to exceed sixty (60) days from the notice thereafter to effect the cure.

7.       Audits.
         ------

(a) No more than once annually, either Party shall have the right to have an inspection and audit of the records of the other Party conducted by an independent certified public accountant reasonable acceptable to the Party to be audited (the "Auditor"), which inspection and audit shall be conducted upon
              -------
reasonable prior written notice, during regular business hours at the offices of such other party and in such a manner as not to interfere with its normal activities. The Auditor will be required to sign a confidentiality agreement in a form containing terms and conditions customarily found in such agreements. The Party requesting the audit shall be responsible for the fees and costs of the Auditor, unless a shortfall of greater than ten percent (10%) is discovered during such audit, in which case the party audited shall bear the costs of the audit, in addition to paying the full amount of the shortfall in Revenue, and all interest due thereon as set forth in Section 7(b) below. All information received in connection with such audits, and the results thereof, will be deemed confidential information subject to the terms of Section 8(g). Each Party shall maintain these records for one year after the Term and such audit rights shall also survive for such one year period.

         (b) Overdue accounts shall be charged interest on a monthly basis, calculated at an annual rate of the lesser of twelve percent (12%) or the maximum rate allowed by law.

8.       Miscellaneous:
         -------------

         (a) In no event shall this Agreement be construed to create any employment, agency, partnership or joint venture relationship between the parties.

         (b) Except as otherwise provided in Section 5(a) hereof and except for an assignment of this Agreement by either Party to a purchaser of all or substantially all of the business or assets of such Party, this Agreement shall not be assigned by either Party in whole or in part without the written consent of the other, which consent shall not be unreasonably withheld or delayed. Any assignment in violation of the terms hereof shall be void ab initio and of no force or effect.

         (c) This Agreement, together with the Registration Rights Agreement, the Stock Purchase Agreement and the Production Agreement, dated the date hereof, between Salon and Bravo, set forth the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings and agreements (whether written or oral) related hereto. This Agreement may not be modified, amended or waived except in a writing signed by both parties.

         (d)   Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2 OF THIS
               ----------
AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

         (e) This Agreement shall be governed by the laws of the State of New York applicable to agreements entered into and wholly performed therein without regard to its choice of law provisions, and each Party hereby consents to the jurisdiction of any state or federal court located in the State of New York.

         (f) In the event that Salon should determine to seek any recourse, action or claim against Bravo to which it may be entitled under or by reason of this Agreement, Salon hereby agrees that any such recourse, action or claim shall extend only to Bravo and not to any of Bravo's partners.

         (g)   (i)    Each Party acknowledges that the proprietary information
of the other party which it knows or has reason to know is considered confidential by the Disclosing Party ("Confidential Information") ("Discloser")
                                       ------------------------
and this Agreement is trade secret to, and constitutes confidential information of the Discloser. The receiving party ("Recipient") therefore agrees to maintain
                                        ---------
such items secret and in
confidence for the Discloser, using no less than reasonable care, and shall not disclose any of these items to any persons other than employees of Recipient with a need to know, without the prior written consent of the Discloser. Unauthorized use or disclosure of Discloser's confidential information may cause irreparable harm to the Discloser, and the Recipient agrees that the Discloser shall have the right to seek injunctive relief to enforce the terms of this Agreement.

               (ii) The confidentiality and non-disclosure obligations of the Parties set out in this Section 8(g) shall not apply to the extent of Confidential Information that either:

                      (A) Becomes lawfully available to the general public from a source other than by a breach of this Agreement;

                      (B) Is lawfully obtained by the Recipient from a third party or parties unconnected with Recipient, as applicable, without breach of any confidentiality obligations;

                      (C) Is obtained by the obtaining party with the Discloser's written approval; or

                      (D) Is disclosed under operation of the law or to establish the rights of either Party under this Agreement, provided that that
                                                           -------------
Party obligated to make such disclosure gives the other Party prompt notice of such intended disclosure to allow such other Party to attempt to narrow or prevent such disclosure.

         (h) Each of Bravo and Salon shall run during each calendar quarter during the Term hereof at least 250,000 impressions of advertisements for, and supplied by, the other Party. An "Impression" shall mean each request by a third
                                  ----------
party to a web server on a Website Controlled by a Party which results in a display of an advertisement relating to the other Party to the requesting party. Such Impressions may be run on Bravotv.com or Salon.com (as the case may be), or, subject the prior approval of Bravo or Salon (as the case may be), such approval not to be unreasonably withheld, any other Controlled Website.

         (i) The parties shall consult with each other concerning the possibility of periodically developing joint on-line sites to support joint editorial or marketing campaigns.

         (j) Any and all notices or other information to be given by one of the Parties to the other shall be deemed sufficiently given when forwarded by certified mail (receipt requested), facsimile transmission or hand delivery to the other Party at the following address:

If to Bravo:      Bravo Company
                  1111 Stewart Avenue
                  Bethpage, NY  11714
                  Attn: President
                  Fax No:____________________

                  With a copy to:

                  Rainbow Media Holdings, Inc.
                  1111 Stewart Avenue
                  Bethpage, NY 11714
                  Attn: General Counsel
                  Fax No: (516) 803-4824

If to Salon.com:

                  Salon.com
                  706 Mission Street
                  2/nd/ Floor

                  San Francisco, CA  94103
                  Attn: Chief Financial Officer
                  Fax No: (415) 882-8780

                  With a copy to:

                  Mark F. Radcliffe, Esq.
                  Gray, Cary, Ware & Freidenrich LLP
                  400 Hamilton Avenue
                  Palo Alto, CA 94301
                  Fax No:  (650) 327-3699

and such notices shall be deemed to have been received on the first business day following the day of such facsimile transmission or hand delivery, or on the fifth business day following the day of such forwarding by certified mail. The address of either Party may be changed at any time by giving ten (10) business days' prior written notice to the other Party in accordance with the foregoing.

         (k) If any term of this Agreement is found to be invalid, illegal or unenforceable, in whole or in part, by a body of competent jurisdiction, that term shall be deemed severed from this Agreement to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other term of the Agreement.

         (l) The failure of a Party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that Party of the right hereafter to insist upon strict adherence to that term or any other term of this Agreement.

         (m) Except for the obligation to make payments hereunder, nonperformance of either Party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental action, failure of suppliers, earthquake, or any other reason where failure to perform is beyond the reasonable control of the non-performing Party.

         (n)   The following provisions shall survive termination of the
Agreement: 1(f)(iii), 1(f)(iv), 4, 5(b), 5(c), 7 and 8.

The submission of this Agreement to Salon or its agent or attorney for review or signature does not constitute an offer to Salon. This instrument shall have no binding force or effect until its execution and unconditional delivery by both parties hereto. If you are in agreement with the foregoing, please sign in the space provided below, whereupon this letter shall become a binding agreement between Bravo and Salon.

                                                     Sincerely,

                                                     BRAVO COMPANY


                                                     By: /s/ Josh Sapan
                                                     -----------------------
                                                     Chief Executive Officer

ACCEPTED AND AGREED:

SALON.COM


By: /s/ Michael O'Donnell
   -----------------------
   Chief Executive Officer

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